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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of (i) our report dated February 10, 2012 with respect to the combined financial statements and schedules of Selected Properties of CommonWealth REIT and (ii) our report dated December 22, 2011 with respect to the balance sheet of Select Income REIT, all included in Amendment No. 2 to the Registration Statement (Form S-11 No. 333-178720) and related Prospectus of Select Income REIT for the registration of common shares of beneficial interest.

/s/ ERNST & YOUNG LLP

Boston, MA
February 10, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm